UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 22, 2023

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway,	Redwood City,	California	94065-1175
(Address of Principal Executive Offices)			(Zip Code)

(650)	628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.01 par value	EA	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 22, 2023, (the “Closing Date”), Electronic Arts Inc., a Delaware corporation (the “Company”), refinanced in the ordinary course of its business its existing unsecured committed $500 million revolving credit facility (the "Refinancing" and such existing credit facility, the "Prior Credit Facility"). The purpose of the Refinancing was to replace the Prior Credit Facility, which was undrawn and due to expire on August 29, 2024.

In connection with the Refinancing, the Company entered into an unsecured committed $500 million revolving credit facility (the “Revolving Credit Facility”), which replaces the Prior Credit Facility, pursuant to a Credit Agreement (the “Credit Agreement”), by and among the Company, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”). No amounts were drawn under the Prior Credit Facility. The Revolving Credit Facility terminates on March 22, 2028 (the “Maturity Date”) unless the maturity is extended in accordance with the Credit Agreement. The Credit Agreement contains (1) an increase option permitting the Company, subject to certain requirements, to arrange with existing lenders and/or new lenders for them to provide up to an aggregate of $500 million in additional commitments for revolving loans, and (2) an extension option permitting the Company, subject to certain requirements, to arrange with existing lenders and/or new lenders to extend the Revolving Credit Facility for an additional one-year term (the “Extension Option”). The Extension Option may be exercised no more than two times under the Credit Agreement. Proceeds of loans made under the Credit Agreement may be used for general corporate purposes. No loans were made under the Credit Agreement on the Closing Date.

Loans under the Revolving Credit Facility are available in U.S. Dollars, Euro, Pounds Sterling, Japanese Yen, Canadian Dollars any other lawful currency freely transferable and convertible into U.S. Dollars and agreed to by the Administrative Agent and each of the lenders. Loans denominated in U.S. Dollars bear interest, at the Company’s option, at the base rate plus an applicable spread or at a forward-looking term rate based upon the secured overnight financing rate plus a credit spread adjustment of 0.10% per annum (the “Adjusted Term SOFR Rate”) plus an applicable spread, in each case with such spread based on the Company’s debt credit ratings. Loans denominated in a currency other than U.S. Dollars bear interest at the rates specified in the Credit Agreement. The Company is also obligated to pay other customary fees for a credit facility of this size and type. For loans denominated in U.S. Dollars, interest is due and payable in arrears quarterly for loans bearing interest at the base rate and at the end of an interest period (or at each three month interval in the case of loans with interest periods greater than three months) in the case of loans bearing interest at the Adjusted Term SOFR Rate. For loans denominated in a currency other than U.S. Dollars, interest is due and payable at the times specified in the Credit Agreement. Principal, together with all accrued and unpaid interest, is due and payable on the Maturity Date, as such date may be extended in connection with the Extension Option. The Company may prepay the loans and terminate the commitments, in whole or in part, at any time without premium or penalty, subject to certain conditions.

The Credit Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Company and its subsidiaries’ ability to, among other things, incur subsidiary indebtedness, grant liens, and dispose of all or substantially all assets, in each case subject to customary exceptions for a credit facility of this size and type. The Company is also required to maintain compliance with a debt to EBITDA ratio.

The Credit Agreement contains customary events of default, including, among others, non-payment defaults, covenant defaults, cross-defaults to material indebtedness, bankruptcy and insolvency defaults, material judgment defaults and a change of control default, in each case subject to customary exceptions for a credit facility of this size and type. The occurrence of an event of default could result in the acceleration of the obligations under the Credit Agreement and an increase in the applicable interest rate.

JPMorgan Chase Bank, N.A., BofA Securities Inc., BNP Paribas Securities Corp., Citigroup Global Markets Inc. and Goldman Sachs Bank USA acted as joint bookrunners and joint lead arrangers for the Revolving Credit Facility.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with the Company or the Company’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

The preceding description of the Credit Agreement is a summary only and is qualified in its entirety by reference to the Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the Company's entry into the Revolving Credit Facility, the Company terminated the Prior Credit Facility and all agreements related thereto. Reference is hereby made to the Company's Form 8-K filed on August 29, 2019 for a description of the terms of the Prior Credit Facility.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated March 22, 2023, by and among Electronic Arts Inc., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement, dated March 22, 2023, by and among Electronic Arts Inc., the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	March 22, 2023	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Chief Legal Officer and Corporate Secretary